Exhibit 99.1

FOR IMMEDIATE RELEASE:

DATE: May 19, 2026

Investor Relations	Media Relations
CONTACT: Michael Pici	CONTACT: Lori Lecker
PHONE: 412-790-0792	PHONE: 412-248-8224
michael.pici@kennametal.com	lori.lecker@kennametal.com

Kennametal Inc. Announces Public Offering of Senior Notes and Cash Tender Oﬀer for Debt Securities

PITTSBURGH, May 19, 2026— Kennametal Inc. (NYSE: KMT) (the “Company”) today announced that it has commenced an underwritten public offering of senior notes (the “Notes Offering”). The exact amount and terms of the Notes Offering will depend upon market conditions and other factors. The Company also announced that concurrent with the Notes Offering it has commenced a cash tender oﬀer (the “Tender Oﬀer”) to purchase any and all of the outstanding notes listed in the table below (the “2028 Notes”).

Title of Security	CUSIP(1)	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Page(2)
4.625% Senior Notes due 2028	489170AE0	$300,000,000	3.875% U.S. Treasury due March 15, 2028	30	FIT 4

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this news release or printed on the 2028 Notes. They are provided solely for the convenience of Holders of the 2028 Notes.

(2)

The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Date (as defined below), the Lead Dealer Manager referred to below will quote the applicable Reference Treasury Security from the updated Bloomberg Reference Page.

The Tender Offer

The Tender Oﬀer Consideration for the 2028 Notes will be determined taking into account the par call date, instead of the maturity date, of such 2028 Notes in accordance with standard market practice.

The terms and conditions of the Tender Oﬀer are described in an Oﬀer to Purchase dated May 19, 2026 (as it may be amended or supplemented, the “Oﬀer to Purchase”). The Tender Oﬀer is subject to the satisfaction of certain conditions as set forth in the Oﬀer to Purchase, including the receipt of aggregate gross proceeds in an amount suﬃcient to eﬀect the repurchase of the 2028 Notes validly tendered and accepted for purchase pursuant to the Tender Oﬀer at or prior to the Expiration Time (as defined below) on terms acceptable to the Company from the concurrent Notes Oﬀering.

Subject to applicable law, the Company may waive any and all of these conditions or extend or terminate the Tender Oﬀer with respect to the 2028 Notes, at any time, prior to the Expiration Time. The Tender Oﬀer is not conditioned upon any minimum amount of 2028 Notes being tendered. Capitalized terms used in this news release and not defined herein have the meanings given to them in the Oﬀer to Purchase.

The Tender Oﬀer will expire at 5:00 p.m., New York City time, on May 26, 2026, unless extended (such date and time, as the same may be extended, the “Expiration Time”) or earlier terminated. In order to receive the Tender Oﬀer Consideration, Holders of 2028 Notes must validly tender and not validly withdraw their 2028 Notes (or comply with the procedures for guaranteed delivery) prior to the Expiration Time.

The Tender Oﬀer Consideration for each $1,000 in principal amount of 2028 Notes tendered and accepted for purchase pursuant to the Tender Oﬀer will be determined in the manner described in the Oﬀer to Purchase. The consideration will be determined by reference to the fixed spread specified for the 2028 Notes over the yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above, as fully described in the Oﬀer to Purchase. The consideration will be calculated by the Lead Dealer Manager for the Tender Oﬀer at 2:00 p.m., New York City time, on May 26, 2026, unless extended (such time and date, as the same may be extended, the “Price Determination Date”).

In addition to the Tender Oﬀer Consideration, accrued and unpaid interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered 2028 Notes accepted for purchase in the Tender Oﬀer. The purchase price plus accrued and unpaid interest for 2028 Notes that are validly tendered and not validly withdrawn before the Expiration Time and accepted for purchase will be paid by the Company in same day funds on the Settlement Date, which the Company expects will be May 29, 2026, assuming that the Tender Oﬀer is not extended or earlier terminated. No tenders will be valid if submitted after the Expiration Time. Tendered 2028 Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Tender Oﬀer is extended, the tenth business day after commencement of the Tender Oﬀer, and (ii) after the 60th business day after the commencement of the Tender Oﬀer if for any reason the Tender Oﬀer has not been consummated within 60 business days after commencement.

From time to time, the Company may purchase additional 2028 Notes in the open market, in privately negotiated transactions, through tender oﬀers or otherwise, or may redeem 2028 Notes pursuant to the terms of the applicable indenture governing the 2028 Notes. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to Holders of 2028 Notes than the terms of the Tender Oﬀer. Any future purchases or redemptions by the Company will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company may choose to pursue in the future. The eﬀect of any of these actions may directly or indirectly aﬀect the price of any 2028 Notes that remain outstanding after the consummation or termination of the Tender Oﬀer.

Subject to completion of the Tender Oﬀer, the Company may, but is not obligated to, redeem all 2028 Notes not purchased in the Tender Oﬀer at the contractual redemption prices, or otherwise repurchase, discharge or defease of the 2028 Notes as it deems appropriate. This news release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

Notwithstanding any other provision of the Tender Oﬀer, the Company’s obligation to accept for purchase, and to pay for, 2028 Notes validly tendered and not validly withdrawn, if applicable, pursuant to the Tender Oﬀer is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of, certain conditions, including the condition that the Company receive aggregate gross proceeds from the concurrent Notes Oﬀering at or prior to the Expiration Time in an amount that is suﬃcient to eﬀect the repurchase of the 2028 Notes validly tendered and accepted for purchase pursuant to the Oﬀer to Purchase, on terms satisfactory to the Company in its sole discretion.

BofA Securities is the Lead Dealer Manager for the Tender Oﬀer. Global Bondholder Services Corporation is the Tender and Information Agent. Persons with questions regarding the Tender Oﬀer should contact BofA Securities at (888) 292-0070 (toll-free) or (980) 388-0539 (collect) or debt_advisory@bofa.com. Questions regarding the tendering of 2028 Notes and requests for copies of the Oﬀer to Purchase and Notice of Guaranteed Delivery and related materials should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (855) 654-2015 (all others, toll-free) or email contact@gbsc-usa.com. Copies of the Oﬀer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://gbsc-usa.com/kennametal/.

This news release is neither an oﬀer to purchase nor a solicitation of an oﬀer to sell the 2028 Notes. The Tender Oﬀer is made only by the Oﬀer to Purchase and Notice of Guaranteed Delivery and the information in this news release is qualified by reference to the Oﬀer to Purchase dated May 19, 2026. There is no separate letter of transmittal in connection with the Oﬀer to Purchase. None of the Company, the Company’s Board of Directors, the Lead Dealer Manager, the Tender and Information Agent or the trustees with respect to any 2028 Notes is making any recommendation as to whether Holders should tender any 2028 Notes in response to the Tender Oﬀer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their 2028 Notes, and, if so, the principal amount of 2028 Notes to tender.

The Notes Offering

The Company intends to use the proceeds of the Notes Offering not used to fund the Tender Offer for general corporate purposes.

BofA Securities, Inc., BNP Paribas Securities Corp., and PNC Capital Markets LLC are acting as joint book-running managers of the Notes Offering.

The Company is making the Notes Offering pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. The Notes Offering is being made solely by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained via mail from BofA Securities, Inc. at BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by emailing dg.prospectus_requests@bofa.com; from BNP Paribas Securities Corp. at BNP Paribas Securities Corp., 787 7th Avenue, New York, New York 10019 or by calling toll-free at 1-800-854-5674; from PNC Capital Markets LLC by emailing pnccmprospectus@pnc.com or by calling toll-free (855) 881-0697.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in the Notes Offering, nor shall there be any sale of these securities in the Notes Offering in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kennametal

With over 85 years as an industrial technology leader, Kennametal Inc. delivers productivity to customers through materials science, tooling and wear-resistant solutions. Customers across aerospace and defense, earthworks, energy, general engineering and transportation turn to Kennametal to help them manufacture with precision and efficiency. Every day approximately 8,100 employees are helping customers in nearly 100 countries stay competitive. Kennametal generated $2 billion in revenues in fiscal 2025.

Kennametal Inc. was founded based on a tungsten carbide technology breakthrough in 1938 and was incorporated in Pennsylvania in 1943 as a manufacturer of tungsten carbide metal cutting tooling. In 1967, it was listed on the New York Stock Exchange (NYSE).

The Company’s core expertise includes the development and application of tungsten carbides, ceramics, super-hard materials and solutions used in metal cutting and extreme wear applications to keep customers up and running longer against conditions such as corrosion and high temperatures. We bring together material science, technical expertise, innovation and customer service in a way that allows us to anticipate customers’ needs and help them overcome problems and achieve their manufacturing objectives.

Our standard and custom product offering spans metal cutting and wear applications including turning, milling, hole making, tooling systems and services, as well as specialized wear components and metallurgical powders. End users of the Company’s metal cutting products include manufacturers engaged in a diverse array of industries including: transportation vehicles and components, machine tools and light and heavy machinery; airframe and aerospace components; and energy-related components for the oil and gas industry, as well as power generation. The Company’s wear and metallurgical powders are used by producers and suppliers in equipment-intensive operations such as road construction, mining, quarrying, oil and gas exploration, refining, production and supply, and for aerospace and defense.

Our principal executive offices are located at 525 William Penn Place Suite 3300, Pittsburgh, Pennsylvania 15219, and our telephone number is (412) 248-8000.

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the concurrent Notes Oﬀering and the use of proceeds therefrom, including the Tender Oﬀer and the timing and outcome thereof, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially diﬀer from what is expressed, implied or forecast in such statements. Any diﬀerences could be caused by a number of factors, including, but not limited to, the ability to complete the oﬀering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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